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                                 EXHIBIT 99.1

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UTILX Corporation
22820 Russell Road                                            Larry D. Pihl
P.O. Box  97009                                        Vice President & CFO
Kent, Washington  98064-9709                                 (253) 395-4596
Tel:      253/395-0200
Fax:      253/395-1040


                                 PRESS RELEASE
             UTILX CORPORATION ANNOUNCES RESIGNATION OF PRESIDENT


Kent, WA -- October 30, 1998 -- UTILX Corporation (NASDAQ: UTLX) announced that Craig E. Davies, President and C.E.O., had left the Company to pursue other opportunities. Mr. Davies, who had been President & C.E.O. since April 1, 1994, will also resign from the Board of Directors.

William M. Weisfield, Chairman of the Board of Directors of the Company, was appointed to serve as the Acting Chief Executive Officer on an interim basis. A search for a permanent successor will be initiated immediately.

UTILX Corporation provides critical services for the installation and renovation of underground utilities in the U.S. and Canada through a network of regional sales and service centers. The Company also conducts service operations throughout Europe through its wholly owned subsidiary in the United Kingdom.

NOTE:  TRANSMITTED ON BUSINESSWIRE OCTOBER 30, 1998 AT 11:10 A.M. (PACIFIC)